UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007
Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 27, 2007, Leadis Technology, Inc. (the “Company”) entered into a First Amendment to Lease Agreement with Sunnyvale Business Park Sub, LLC (the “Lease Amendment”) pursuant to which the Company will lease 2,999 additional square feet of office space located adjacent to its existing office facility in Sunnyvale, California. The Company expects to begin occupying the new office space in September of 2007 at a monthly cost of approximately $9,237, including expenses related to the maintenance and management of the facility. The lease term on the additional space will run concurrently with the lease for the Company’s existing offices and will expire on May 31, 2010. As a result of the Lease Amendment, the Company will occupy a total of approximately 14,839 square feet in its Sunnyvale headquarters.
The foregoing description of the Lease Amendment is subject to, and qualified in its entirety by, the Lease Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.
Date: August 31, 2007	/s/ John K. Allen
John K. Allen
Chief Financial Officer